Exhibit 10.1

EXECUTION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is entered into as of June 26, 2015 and made by and among SONUS NETWORKS, INC., (the “Borrower”) and BANK OF AMERICA N.A., as Administrative Agent (the “Agent”), Swing Line Lender, L/C Issuer and Lender.

Background

The Borrower, Lender and the Agent entered into a Credit Agreement dated as of June 27, 2014 (the “Original Credit Agreement”).  Capitalized terms used herein but not defined herein will have the meaning given such term in the Original Credit Agreement.  The Borrower has requested that the Agent and the Lender extend the stated maturity date and amend certain covenants.  The Original Credit Agreement, as amended by this First Amendment, as further amended, modified or supplemented from time to time, the “Credit Agreement”.

The Lender constitutes the “Required Lenders” under the terms of the Original Credit Agreement and agrees, on the terms and subject to the conditions set forth herein, to (a) decrease the aggregate Commitments to $15,000,000, (b) extend the maturity date of the Loans under the Original Credit Agreement to June 30, 2016, (c) amend the liquidity covenant in the Original Credit Agreement, and (d) impose a quarterly revenue test on the Borrower.

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrower, the Agent and the Lender hereby agree as follows:

1.                                      Amendment.  Subject to the terms and conditions herein contained and in reliance on the representations and warranties of the Borrower herein contained, effective upon satisfaction of the conditions precedent contained in section 3 below, the following amendments shall be incorporated into the Original Credit Agreement:

(A)                               Section 1.01, “Defined Terms” of the Original Credit Agreement is hereby amended by deleting the text in the definitions of “Commitment” and “Maturity Date” in their entirety and replacing them with the following in lieu thereof:

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. On the date of the First Amendment, the aggregate commitments are $15,000,000.

“Maturity Date” means June 30, 2016; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(B)                               Section 1.01, “Defined Terms” of the Original Credit Agreement is hereby amended to add the following defined term:

“First Amendment” means that certain First Amendment to Credit Agreement dated as of June 26, 2015 entered into among the Borrower, the Agent and the Lender.

(C)                               Section 6.02, “Certificates; Other Information”, subsection (c) of the Original Credit Agreement is hereby amended to delete the word “reserved” and to insert the following in lieu thereof:

“(c)                            within ten (10) Business Days following the end of each month a statement that the Liquidity Covenant has been met and a calculation of the Liquidity Covenant as of the last day of the immediately preceding month.”

(D)                               Section 7.11, “Liquidity Covenant” of the Original Credit Agreement is hereby amended by deleting the text therein contained and inserting the following in lieu thereof:

7.11                        Liquidity Covenant.  Permit the amount of cash and Cash Equivalents of the Loan Parties, excluding the aggregate amount cash and Cash Equivalents subject to a Lien permitted under Section 7.01(j) or Section 7.01(k), to be less than an aggregate amount of $85,000,000, at any time

(E)                                A new Section 7.15, “Quarterly Revenue Test” is hereby added to the Original Credit Agreement as follows:

7.15                        Quarterly Revenue Test. Permit the Borrower’s total revenues for a fiscal quarter to be less than an aggregate of $50,000,000 as of the last day of such fiscal quarter computed on a fiscal quarterly basis beginning with the fiscal quarter ending September 25, 2015.

(F)                                 Section 10.17 “Electronic Execution of Assignments and Certain Other Documents” is hereby amended to delete the period after the last word thereof, “it”, and to add the following after such word:

“provided, further, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterparts.”

2.                                      Conditions Precedent.  The provisions of this First Amendment shall be effective as of the date on which all of the following conditions shall be satisfied:

(a)                                 the Borrower shall have delivered to the Agent a fully executed counterpart of this First Amendment;

(b)                                 the Borrower shall have paid all costs and expenses owing to the Agent and its counsel on or before the date hereof; and

(c)                                  the Lender shall have indicated its consent and agreement by executing this First Amendment.

3.                                      Miscellaneous.

(a)                                 Ratification.  The terms and provisions set forth in this First Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Credit Agreement and except as expressly modified and superseded by this First Amendment, the terms and provisions of the Original Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Agent agree that the Original Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this First Amendment, the Original Credit Agreement (as unmodified by this First Amendment) shall control.  The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent and the Lender under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

(b)                                 Representations and Warranties.  The Borrower hereby represents and warrants to the Agent and the Lender that the representations and warranties set forth in the Loan Documents, after giving effect to this First Amendment, are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date.  The Borrower further represents and warrants to the Agent and the Lender that the execution, delivery and performance by the Borrower of this consent letter (i) are within the Borrower’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of the terms of any of the Borrower’s Organization Documents; (iv) do not violate any Law; (v) do not conflict with or result in any breach or contravention of, or require any payment to be made under any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrower other than in favor of Agent; (vii) do not require the consent or approval of any Governmental Authority.  All representations and warranties made in this First Amendment shall survive the execution and delivery of this First Amendment, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent to rely upon them.

(c)                                  Reference to Agreement.  Each of the Loan Documents, including the Original Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Original Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Original Credit Agreement shall mean a reference to the Original Credit Agreement as amended hereby.

(d)                                 Expenses of the Agent.  As provided in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this First Amendment, including without limitation, the reasonable costs and fees of the Agent’s legal counsel.

(e)                                  Severability.  Any provision of this First Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this First Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f)                                   Applicable Law.  This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable laws of the United States of America.

(g)                                  Successors and Assigns.  This First Amendment is binding upon and shall inure to the benefit of the Agent, the Lender and the Borrower, and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

(h)                                 Counterparts.  This First Amendment may be executed in one or more counterparts and on facsimile counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

(i)                                     Effect of Waiver.  No consent or waiver, express or implied, by the Agent or Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

(j)                                    Headings.  The headings, captions, and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.

(k)                                 FATCA.  For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Amendment, the Borrower and the Administrative Agent shall treat (and the Lender hereby authorizes the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i)).

(l)                                     ENTIRE AGREEMENT.  THIS FIRST AMENDMENT EMBODIES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND SUPERSEDES ANY AND ALL PRIOR REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

BORROWER

SONUS NETWORKS, INC.

By:	/s/ Mark T. Greenquist
Name: Mark T. Greenquist
Title: Chief Financial Officer

AGENT

BANK OF AMERICA, N.A., as Agent

By:	/s/ Scott W. Vokey
Name: Scott W. Vokey
Title: Senior Vice President

LENDER

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Scott W. Vokey
Name: Scott W. Vokey
Title: Senior Vice President